UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): October 5, 2007
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Appointment of Certain Officers.
     On October 5, 2007, the Board of Directors of Phoenix Technologies Ltd. (the “Company”) appointed Richard Arnold to the additional position of Chief Operating Officer.
     Mr. Arnold, 58, joined the Company as Executive Vice President, Strategy & Corporate Development in October 2006 and in November 2006 was appointed Chief Financial Officer.
     The Company has not altered Mr. Arnold’s existing compensation arrangements or entered into any new agreements or amended any of its existing agreements with Mr. Arnold in connection with his appointment as Chief Operating Officer.
     The Company’s Indemnification Agreement with Mr. Arnold is in the same form as was previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Form 8-K on September 11, 2006, which exhibit is incorporated herein by reference. The terms of the Company’s Stock Option Agreement and Severance and Change of Control Agreement with Mr. Arnold were described in the Form 8-K previously filed with the Securities and Exchange Commission on November 7, 2006 and were filed as Exhibits 10.1 and 10.2, respectively, to the Form 8-K filed with the Securities and Exchange Commission on November 7, 2006, which exhibits are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary